Exhibit A

JOINT FILING AGREEMENT

The undersigned each agree that (i) the statement on Schedule 13D, as amended and restated, relating to shares of common stock of Sanchez Energy Corporation, a Delaware corporation, has been adopted and filed on behalf of each of them and (ii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of June 26, 2012.

SANCHEZ ENERGY PARTNERS I, LP

By: SEP Management I, LLC, its general partner

By:	/s/ Antonio R. Sanchez, III
Antonio R. Sanchez, III
President

SEP MANAGEMENT I, LLC

By:	/s/ Antonio R. Sanchez, III
Antonio R. Sanchez, III
President

SANCHEZ OIL & GAS CORPORATION

By:	/s/ Antonio R. Sanchez, III
Antonio R. Sanchez, III
President

/s/ Antonio R. Sanchez, III
Antonio R. Sanchez, III

SAN JUAN OIL & GAS NO. 2, LTD.

By: Sanchez Management Corporation, its general partner

By:	/s/ A. R. Sanchez, Jr.
A. R. Sanchez, Jr.
President

Schedule 13D/A (Amendment No. 2) Joint Filing Agreement

SANEXCO, LTD.

By: Sanchez Management Corporation, its general partner

By:	/s/ A. R. Sanchez, Jr.
A. R. Sanchez, Jr.
President

SANCHEZ MANAGEMENT CORPORATION

By:	/s/ A. R. Sanchez, Jr.
A. R. Sanchez, Jr.
President

/s/ A. R. Sanchez, Jr.
A. R. Sanchez, Jr.

Schedule 13D/A (Amendment No. 2) Joint Filing Agreement